UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011 (June 10, 2011)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Compensatory Arrangements of Certain Officers.

    On June 10, 2011, at the annual meeting of shareholders of Chesapeake Energy Corporation (the “Company”), the Company’s shareholders voted to adopt an amendment to increase the number of shares of Company common stock subject to the Long Term Incentive Plan (the “LTIP”) by 5.5 million shares, from 37.5 million to 43.0 million shares.  The LTIP, as amended, is attached hereto as Exhibit 10.1.14.  The description of the LTIP under the caption "Plan Features" on pages 65-69 of the proxy statement for the meeting, which is a part of the discussion of Voting Item 2—Proposal to Amend Long Term Incentive Plan, is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on Friday, June 10, 2011.  The matters voted upon and the final voting results are as stated below.

•	The shareholders elected each of the director nominees as set forth below:

Proposal No. 1:	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
Terms Expiring in 2014
Aubrey K. McClendon	348,161,987	98,051,516	110,296,773
Don Nickles	351,839,540	94,373,963	110,296,773
Kathleen M. Eisbrenner	440,558,076	5,655,427	110,296,773
Term Expiring in 2013
Louis A. Simpson	442,067,788	4,145,715	110,296,773

•	The shareholders voted as set forth below on four management proposals:

Proposal No. 2:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to Amend Long Term Incentive Plan	351,871,956	92,081,494	2,260,053	110,296,773

Proposal No. 3:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of appointment of independent registered public accounting firm	545,922,463	9,552,318	1,035,495	0

Proposal No. 4:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the compensation of the Company’s named executive officers	258,278,942	185,450,884	2,483,677	110,296,773

Proposal No. 5:	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Recommendation on the frequency of future advisory votes on the compensation of the Company’s named executive officers	401,996,701	2,236,977	39,123,500	2,856,325	110,296,773

    Based on the voting results of Proposal No. 5 above and consistent with the Board of Directors' previous recommendation to the Company's shareholders in connection with such vote, the Company’s Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next advisory vote on the frequency of shareholder votes on executive compensation.

•	The shareholders voted as set forth below on one shareholder proposal:

Proposal No. 6:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder proposal requesting an advisory vote on director compensation	192,498,769	222,421,855	31,292,879	110,296,773

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

    On June 10, 2011, the Company issued a press release announcing the preliminary voting results for the Company’s 2011 annual meeting of shareholders. A copy of this press release is attached as Exhibit 99.1 to this Current Report.

    On June 16, 2011, the Company issued a press release announcing the date that it will issue its 2011 second quarter financial and operational results.  The press release also provided information for accessing the related conference call.  A copy of this press release is attached as Exhibit 99.2 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

    On June 13, 2011, the Company issued a press release announcing that its Board of Directors has increased its quarterly common stock dividend and declared common and preferred stock dividends.  A copy of the press release is attached as Exhibit 99.3 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           June 16, 2011

EXHIBIT INDEX

Exhibit No.	Document Description

10.1.14	Amended and Restated Long Term Incentive Plan

99.1	Chesapeake Energy Corporation press release dated June 10, 2011 – Preliminary voting results of annual meeting of shareholders

99.2	Chesapeake Energy Corporation press release dated June 16, 2011 – Second quarter operational and financial results release date

99.3	Chesapeake Energy Corporation press release dated June 13, 2011 – Dividends increase and declaration